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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

Board of Directors
Guess ?, Inc.

We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

Our report refers to a change in the method of accounting for product display fixtures in 1997.

                                          KPMG LLP

Los Angeles, California
April 25, 2000